Exhibit 21.1

MYOS RENS Technology Inc.

Subsidiaries of the Company

As of March 30, 2016

Name	State or Other Jurisdiction of Incorporation	% of Ownership
ATLAS ACQUISITION CORP.	Nevada	100%